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                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                    MIDWEST GRAPHICS & RESPONSE SYSTEMS, INC.

                                      BUYER


                                STEPHEN M. KRENZ

                                    GUARANTOR


                        INTRANET DISTRIBUTION GROUP, INC.

                                     SELLER


                                 MARCH 30, 1998









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

                                TABLE OF CONTENTS


         1.       PURCHASE AND SALE OF ASSETS.....................................................................1
                           1.1      Generally.....................................................................1
                           1.2      Excluded Assets...............................................................3

         2.       PURCHASE PRICE..................................................................................3
                           2.1      Generally.....................................................................3
                           2.2      Transition Period Income Statement............................................3
                           2.3      Payment of Purchase Price.....................................................4
                           2.4      Adjustment of Purchase Price Following Transition Period......................4

         3.       LIMITATION ON ASSUMPTION OF LIABILITIES.........................................................5

         4.       CLOSING.........................................................................................5

         5.       LABOR AND EMPLOYMENT MATTERS....................................................................5
                           5.1      Generally.....................................................................5
                           5.2      Employment Transition Provisions..............................................6
                           5.3      Employee Vacation Matters.....................................................6

         6.       LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS.............................................6

         7.       PRORATIONS, ETC.................................................................................6

         8.       OTHER AGREEMENTS................................................................................6

         9.       REPRESENTATIONS AND WARRANTIES OF SELLER........................................................7
                           9.1      Corporate Organization........................................................7
                           9.2      Corporate Power...............................................................7
                           9.3      Conflicting Agreements, Governmental Consents.................................7
                           9.4      Restrictive Covenants.  ......................................................8
                           9.5      Entire Business...............................................................8
                           9.6      Corporate Authority...........................................................8
                           9.7      Actions, Suits, Proceedings...................................................8
                           9.8      No Violations.................................................................8
                           9.9      Labor Matters.................................................................8
                           9.10     Title to Personal Property....................................................9
                           9.11     Condition of Assets...........................................................9
                           9.12     Payment Obligations of Customers..............................................9
                           9.13     Inventory Contracts, Purchase Orders and Other Contracts......................9
                           9.14     Computer Software. ...........................................................9
                           9.15     Licenses and Permits..........................................................9
                           9.16     Financial Information........................................................10
                           9.17     Taxes........................................................................10





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
                           9.18     Capital Projects.............................................................10
                           9.19     Insurance....................................................................11
                           9.20     Brokers and Finders..........................................................11
                           9.21     Full Disclosure..............................................................11

         10.      REPRESENTATIONS AND WARRANTIES OF BUYER........................................................11
                           10.1     Organization.................................................................11
                           10.2     Conflicting Agreements, Governmental Consents................................11
                           10.3     Corporate Authority..........................................................11
                           10.4     Brokers and Finders..........................................................11

         11.      CONDITIONS TO OBLIGATION OF BUYER TO CLOSE.....................................................12
                           11.1     Representations and Warranties...............................................12
                           11.2     No Adverse Change............................................................12
                           11.3     Observance and Performance...................................................12
                           11.4     Officer's Certificate........................................................12
                           11.5     Verification of Operating Results............................................12
                           11.6     Searches.....................................................................12
                           11.7     Consents of Third Parties....................................................12
                           11.8     Regulatory Approvals.........................................................12
                           11.9     Copies of Documents..........................................................13
                           11.10    No Legal Actions.............................................................13
                           11.11    Other Agreements.............................................................13
                           11.12    Closing Documents............................................................13
                           11.13    Due Diligence.  .............................................................13

         12.      CONDITIONS TO OBLIGATION OF SELLER TO CLOSE....................................................13
                           12.1     Representations and Warranties...............................................13
                           12.2     Observance and Performance...................................................13
                           12.3     Officer's Certificate........................................................13
                           12.4     Regulatory Approvals.........................................................13
                           12.5     Delivery of Consideration....................................................14
                           12.6     Other Agreements.............................................................14
                           12.7     No Legal Actions.............................................................14

         13.      OPERATION OF BUSINESS PRIOR TO CLOSING.........................................................14
                           13.1     Maintenance of Business......................................................14
                           13.2     Employees....................................................................14
                           13.3     No Disposition of Assets.....................................................14
                           13.4     No Additional Liens..........................................................14
                           13.5     No Modification of Agreements................................................14
                           13.6     Maintenance of Tangible Assets...............................................14
                           13.7     Maintenance of Intangible Assets.............................................14
                           13.8     No Extraordinary Agreements..................................................15
                           13.9     Maintenance of Insurance.....................................................15
                           13.10    Ordinary Operations..........................................................15


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
         14.      INSPECTION RIGHTS..............................................................................15
                           14.1     Pre-Closing Inspection Rights................................................15
                           14.2     Post-Closing Inspection Rights...............................................15

         15.      TAXES, FEES AND OTHER EXPENSES.................................................................15
                           15.1     Taxes and Fees...............................................................15
                           15.2     Expenses.....................................................................16

         16.      INDEMNIFICATION BY SELLER......................................................................16
                           16.1     Generally....................................................................16
                           16.2     Deductible...................................................................17
                           16.3     Limitations on Seller's Indemnification Obligations..........................17
                           16.4     Procedures...................................................................17
                           16.5     Settlement and Compromise....................................................17
                           16.6     Manner of Indemnification....................................................17
                           16.7     Non-Waiver, Non-Exclusive Remedy.............................................18

         17.      INDEMNIFICATION BY BUYER.......................................................................18
                           17.1     Generally....................................................................18
                           17.2     Limitations on Buyer's Indemnification Obligations...........................19
                           17.3     Procedures...................................................................19
                           17.4     Settlement and Compromise....................................................19

         18.      TERMINATION OF AGREEMENT.......................................................................19
                           18.1     Mutual Consent...............................................................19
                           18.2     Breach of Agreement..........................................................19
                           18.3     Results of Due Diligence.....................................................20
                           18.4     Government Action............................................................20

         19.      ASSIGNMENT.  ..................................................................................20

         20.      COVENANT OF FURTHER ASSURANCES.................................................................20

         21.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................20

         22.      OBLIGATIONS OF GUARANTOR.......................................................................20

         23.      PUBLIC ANNOUNCEMENT............................................................................21

         24.      ENTIRE AGREEMENT...............................................................................21

         25.      AMENDMENT AND WAIVER...........................................................................21

         26.      CHOICE OF LAW..................................................................................21






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
         27.      SEVERABILITY...................................................................................21

         28.      COUNTERPARTS...................................................................................21

         29.      FACSIMILE EXECUTION............................................................................21

         30.      INTERPRETATION.................................................................................21

         31.      NOTICES........................................................................................21



                                                 EXHIBITS



EXHIBIT A         -   Promissory Note
EXHIBIT B         -   Employment Agreement between Buyer and Michael J. Grebin
EXHIBIT C         -   Separation Agreement between Seller and Michael J. Grebin
EXHIBIT D         -   Noncompetition and Confidentiality Agreement
EXHIBIT E         -   Transition Agreement
EXHIBIT F         -   Stephen M. Krenz Guaranty


                                   SCHEDULES

SCHEDULE 1.1(A)   -   Equipment
SCHEDULE 1.1(C)   -   Accounts Receivable
SCHEDULE 1.1(E)   -   Inventory Contracts
SCHEDULE 1.1(F)   -   Purchase Orders
SCHEDULE 1.1(G)   -   Other Contracts
SCHEDULE 1.1(H)   -   Computer Systems
SCHEDULE 1.2(C)   -   Excluded Assets
SCHEDULE 2.1      -   Allocation of Purchase Price
SCHEDULE 2.3(B)   -   Assumed Liabilities
SCHEDULE 9.9      -   Employment Agreements and Collective Bargaining Agreements
SCHEDULE 9.10     -   Encumbrances on Personal Property
SCHEDULE 9.15     -   Licenses and Permits
SCHEDULE 9.17     -   Tax Extensions
SCHEDULE 9.19     -   Insurance









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         THIS ASSET PURCHASE AGREEMENT, dated as of March 30, 1998, by and among
Midwest Graphics & Response Systems, Inc., a Minnesota corporation ("Buyer"), Stephen M. Krenz ("Guarantor") and IntraNet Distribution Group, Inc., a
Minnesota corporation ("Seller").

                                    RECITALS

         WHEREAS, Seller is engaged in, among other businesses, the business of printing; and

         WHEREAS, Seller desires to sell and Buyer desires to purchase substantially all of the Minneapolis assets of Seller located in Minnesota related to Seller's printing business to the extent performed in Minnesota, specifically excluding any business taking place outside of Minnesota (the "Business") on the terms and subject to the conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

         1.   PURCHASE AND SALE OF ASSETS.

              1.1 Generally. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, on and as of the Closing Date (as defined in Section 4 hereof), all property and assets of Seller utilized in, related to or arising from the Business, as reflected in its books and records (the "Assets"), other than the Excluded Assets (as defined in Section 1.2 hereof). The Assets to be transferred to Buyer shall include without limitation the following:

(a) All machinery, equipment, tools, motor vehicles, spare parts, tools, accessories, furniture, and other miscellaneous tangible personal property and utilized in or related to the Business, to the extent listed on SCHEDULE 1.1(A) hereto (collectively, exclusive of those items of personal property described in clause (d), herein referred to as the "Equipment");

(b) All rights of Seller under any warranty or guarantee by any manufacturer, supplier or other transferor of the Assets;

(c) All accounts, notes and other receivables in favor of Seller arising out of the Business and as existing on the Closing Date, together with all collateral security therefor, to the extent listed on SCHEDULE 1.1(C) hereto (the "Accounts Receivable");

(d) All merchantable inventory (including raw materials, work in process and finished goods), packaging materials and supplies of Seller utilized in the Business (the "Inventory");

(e) All rights of Seller under contracts and agreements pursuant to which Seller has agreed to purchase or sell, as the case may be, Inventory after the Closing Date ("Inventory Contracts"), including, without limitation, the Inventory Contracts identified in SCHEDULE 1.1(E) hereto;





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(f)      All rights of Seller under purchase orders and purchase contracts
         (including purchase orders for work-in-process) other than Inventory Contracts, issued by it in the ordinary course of operating the Business ("Purchase Orders"), including, without limitation, the Purchase Orders identified in SCHEDULE 1.1(F) hereto;

(g) All rights of Seller under any contracts, indentures, guarantees, leases, commitments, or other agreements necessary to operate to the Business (the "Other Contracts"), including without limitation the Other Contracts identified in SCHEDULE 1.1(G) hereto;

(h) All computer hardware, software programs (including but not limited to all process control software and all computer applications software, owned or licensed, whether for general business usage (e.g., printing, accounting, word processing, graphics and spreadsheet analysis) or specific, unique-to-the-business usage (e.g., order processing, process control and shipping) and all computer operating, security or programming software, owned or licensed by Seller and used in the Business and including all documentation and source code with respect to such software programs), and systems utilized in the Business (the "Computer Systems") including without limitation, the Computer Systems identified in SCHEDULE 1.1(H) hereto;

(i) All goodwill and other general intangibles of Seller utilized in the Business; and

(j) All sales records, purchase records, customer lists (both house lists and rented lists), supplier lists, advertising and promotional materials, vendor records and information, production records and other records relating to the Business; copies of all deeds and other instruments, maps, and profiles relating to the Business in the possession of Seller; copies of all real estate and engineering data, blueprints and other property records relating to the Business in the possession of Seller; all records regarding the Occupational Safety and Health Act ("OSHA") and other governmental examinations and clearances relating to the Business; and all personnel records; provided, however, that Seller may make and retain copies of any records transferred to Buyer.

         Except as hereinafter specifically provided, the Assets will be transferred by Seller to Buyer in accordance with this Agreement with all required consents of any and all third parties (to the extent such consents can be obtained at no charge to Seller, provided, however, that if any such consents are not obtained, Buyer shall have a right to terminate this Agreement) free and clear of all liens, security interests or encumbrances, other than (i) liens for taxes and installments of special assessments not yet due and payable, (ii) other liens, charges or encumbrances incidental to the conduct of the Business in the ordinary course or the ownership of the Assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of the Assets or materially impair or interfere with the use thereof in the operation of the Business, and (iii) liens or encumbrances relating to Assumed Liabilities, as defined in Section 2.3 (collectively, the "Permitted Encumbrances").





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              1.2     Excluded Assets. The following property and assets of
Seller are excluded from sale to Buyer (the "Excluded Assets"):

(a) The corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, tax returns, seals, minute books, stock transfer books and similar documents of Seller relating to the organization, maintenance and existence of Seller as a corporation (provided that Buyer shall have access thereto to the extent reasonably necessary for the operation of the Business and the preparation of tax returns and financial statements of Buyer following the Closing Date);

(b)      Cash and cash equivalents;

(c)      The property listed on SCHEDULE 1.2(C) hereto; and

(d) Any of the rights of Seller under this Agreement or any other agreement between Seller and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof.

         2.   PURCHASE PRICE.

              2.1 Generally. Subject to adjustment as provided herein, including but not limited to as set forth in Sections 2.4, 6 and 7 hereof, the total purchase price to be paid to Seller for the Assets (hereinafter referred to as the "Purchase Price") shall be $1,648,917. The Purchase Price shall be allocated among the Assets as set forth in SCHEDULE 2.1 hereto.

              2.2     Transition Period Income Statement.

(a) Within twenty (20) days following the Closing Date, Seller shall deliver to Buyer an income statement (the "Transition Period Income Statement") for the Business for the period March 1, 1998 to March 31, 1998, inclusive (the "Transition Period"). Seller covenants and agrees that the Transition Period Income Statement shall (i) be prepared in accordance with the books and records of Seller, (ii) present fairly the financial condition of the Business for the Transition Period and
         (iii) be prepared in accordance with good accounting principles, applied on a basis consistent with that applied in the preparation of the Basic Financial Statements (as hereinafter defined).

(b) Buyer shall have the right, exercisable by written notice delivered to Seller within ten (10) days following the delivery of the Transition Period Income Statement, to dispute any element of the Transition Period Income Statement. The foregoing notice is referred to herein as a "Dispute Notice." The Dispute Notice shall set forth with specificity the items in dispute. For a period of 30 days after the delivery of a Dispute Notice, Seller and Buyer shall negotiate in good faith to attempt to settle the dispute. If they are able to settle the dispute, the Transition Period Income Statement shall be adjusted to reflect the resolution





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         of the dispute. If they are unable to settle the dispute, the parties shall submit the matters then in dispute to binding arbitration in Minneapolis, Minnesota, pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrator shall be a member of an accounting firm which has not rendered services to Seller or Buyer during the two year period preceding the Closing Date. Each of the parties agrees to initially share the costs of arbitration, but further agree that upon a final determination, the prevailing party shall be reimbursed for all of its expenses in such arbitration, including reasonable attorneys' fees, and the nonprevailing party shall pay all costs thereof, as determined by such arbitration. Seller hereby agree that Buyer's (i) right to review the Transition Period Income Statement and (ii) Buyer's failure to dispute any or all items contained therein as contemplated in this Section 2.2, shall not constitute approval or ratification of any amounts contained in the Transition Period Income Statement (except for purposes of the calculation of the Purchase Price hereunder), nor in any way limit Seller's representations, warranties, covenants or indemnification obligations under this Agreement.

              2.3 Payment of Purchase Price. The Purchase Price shall be payable as follows:

(a) At the Closing, Buyer shall pay to Seller $359,142 by certified check, cashier's check or wire transfer.

(b) At the Closing, Buyer will assume certain of Seller's unpaid liabilities to the extent identified on SCHEDULE 2.3(B) (the "Assumed Liabilities"), subject to Section 3 below. The Assumed Liabilities will be deemed to constitute $1,139,775 of the Purchase Price.

(c) Within five (5) days after Buyer and Seller agree on, or the Arbitrator determines, the amounts on the Transition Period Income Statement, Buyer shall deliver to Seller a promissory note for the balance of the Purchase Price (i.e., the Purchase Price net of the amounts set forth in (a) and (b) above and as adjusted, if required, pursuant to Sections 2.4, 6 and 7 hereof) substantially in the form set forth as EXHIBIT A hereto (the "Promissory Note"), which note will bear interest payable quarterly at an annual rate of 1 1/2% over the reference rate of Norwest Bank Minnesota, N.A., Minneapolis, Minnesota, as in effect from time to time, with principal payable over three (3) years in twelve
         (12) equal quarterly installments beginning June 30, 1998. An executed copy of the Promissory Note with the principal amount thereof left blank shall be held in escrow by Maslon Edelman Borman & Brand, LLP, which firm shall fill in the principal amount thereof and deliver the same to Buyer upon written instructions executed by both Buyer and Seller.

              2.4 Adjustment of Purchase Price Following Transition Period. The Purchase Price shall be increased in the amount of pre-tax losses, if any, incurred by the Business during the Transition Period as shown on the Transition Period Income Statement; provided, however, that no adjustment pursuant to this sentence shall exceed $40,000. The Purchase Price shall be decreased in the amount of pre-tax income, if any, earned by the Business during the Transition Period as shown on the Transition Period Income Statement.





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              2.5     Reassignment and Purchase Price Offset for Uncollected
Accounts Receivable. Buyer shall have the right to assign back to Seller any Accounts Receivable which remain uncollected more than 120 days after the Closing Date (the "Uncollected Receivables"). Upon receipt from Buyer of duly executed instruments of transfer evidencing such assignment, Seller shall deliver a certified check payable to Buyer or its assigns for the aggregate amount of the Uncollected Receivables. The Purchase Price shall be decreased in such amount.

         3. LIMITATION ON ASSUMPTION OF LIABILITIES. Except for the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller, including but not limited to, all liabilities for income taxes, notes payable to shareholders, together with accrued interest thereon, and accrued dividends payable.

         4. CLOSING. A pre-closing of the transactions contemplated by this Agreement shall take place at the offices of Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota, at 10:00 a.m. on March 30, 1998, and the closing thereof (the "Closing") shall be held at the same time and place on March 31, 1998 (the "Closing Date"). At the Closing, (a) Buyer shall (i) pay to Seller the Purchase Price as specified in Section 2.3 hereof, (ii) deliver to Seller the various certificates, instruments and documents referred to in Sections 8 and 12 hereof and (iii) deliver to Seller an assumption agreement evidencing the assumption by Buyer of the Assumed Liabilities, and (b) Seller shall (i) deliver to Buyer such bills of sale, assignments, consents, estoppels, warranties, and other documents of transfer reasonably required to transfer to Buyer the interest of Seller in the Assets; and (ii) deliver to Buyer the various certificates, instruments and documents referred to in Sections 8 and 11 hereof.

         5.   LABOR AND EMPLOYMENT MATTERS.

              5.1 Generally. Without limiting the generality of Section 3 hereof, except as provided in Section 5.3 hereof, Buyer shall not assume any employment obligation, wage or salary payment obligation, including without limitation those arising under any pension, profit sharing, deferred compensation, severance, welfare, accrued or earned vacation (except as reflected on SCHEDULE 2.3(B)), wage or other employee benefit plan, procedure, policy or practice of Seller regardless of whether such plan, procedure, policy or practice is disclosed in this Agreement. Seller shall afford Buyer a reasonable opportunity to interview its employees for prospective employment by Buyer if so requested by Buyer. Except as set forth in Section 8.1 hereof, Buyer shall be entitled (but shall have no obligation) to offer employment to any such person, but in its discretion may offer employment to any such person on terms and conditions established by Buyer. Seller will furnish to Buyer such information in its personnel files as Buyer may reasonably request in connection with determining whether to employ a person presently employed by Seller. To the extent Seller has any ongoing requirements to provide benefits (under COBRA or other similar laws) to former employees of Seller, Buyer agrees to make its benefit plans available (to the extent it offers such benefits) for Seller to use to meet such obligations provided that Seller hereby acknowledge that it shall remain liable for such obligations and hereby agree to indemnify and hold Buyer harmless for any and all costs thereof.





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              5.2     Employment Transition Provisions. Seller shall terminate
the employment of each person employed by Seller in the conduct of the Business, effective the Closing Date. Seller shall pay or provide for all other employee benefits maintained by Seller for all periods prior to the Closing Date, all in accordance with applicable law.

              5.3 Employee Vacation Matters. Promptly after the Closing, Seller and Buyer shall jointly prepare a schedule setting forth for each employee of Seller who accepts employment by Buyer: (i) the number of days of vacation earned by such employee for his or her current year of employment but unused as of the Closing Date, (ii) the number of days of vacation accrued for such employee as of the Closing Date for his or her next year of employment (such accrual to be based upon the number of days in the employee's current year of employment to and including the Closing Date), and (iii) the value of such earned and accrued vacation, based upon the level of compensation paid by Seller to such employee immediately prior to the Closing Date. Buyer shall recognize such earned and accrued vacation of the employees of Seller who accept employment with Buyer, and shall provide such vacation to the employees while employed by Buyer pursuant to Seller's existing vacation schedule to the extent such earned and accrued vacation is reflected on SCHEDULE 2.3(B).

         6. LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE TO ASSETS. If between the date of this Agreement and the Closing Date, tangible Assets (other than Inventory) are lost, destroyed or condemned, or suffer any material damage and this Agreement shall not have been terminated pursuant to Section 19 hereof, if applicable, then, at the option of Buyer, either (a) the Purchase Price shall be reduced by the excess of (i) the fair market value of such Assets prior to such loss, destruction, condemnation or damage, over (ii) the salvage value, if any, of such Assets following such loss, destruction, condemnation or damage (such excess, the "Loss Amount"), or (b) no adjustment to the Purchase Price shall be made and Seller shall, on the Closing Date, assign to Buyer all insurance and/or condemnation proceeds payable to Seller on account of such loss, destruction, condemnation or damage pursuant to an assignment in form and substance satisfactory to Buyer and pay to Buyer the amount of any deductible under any such insurance provided such insurance proceeds and deductible are equal to or greater than the Loss Amount.

         7. PRORATIONS, ETC. On the Closing Date, rent, utility charges, maintenance and repair charges, real estate and all other taxes payable under any assumed lease and all other items of expense and other similar obligations to third parties (to the extent not completely included as Assumed Liabilities) shall be prorated between Seller and Buyer. Real estate and other property taxes (including any real property assessments and similar charges) shall be prorated based upon the year with respect for which such taxes are payable, determined in accordance with local law.

         8. OTHER AGREEMENTS. On the terms and subject to the conditions of this Agreement, on the Closing Date, the following agreements shall be delivered:

              8.1 Employment Agreement between Buyer and Michael J. Grebin in the form of EXHIBIT B hereto (the "Employment Agreement").





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              8.2     Separation Agreement between Seller and Michael J. Grebin
in the form of Exhibit C hereto (the "Separation Agreement").

              8.3 Noncompetition and Confidentiality Agreement between Buyer and Seller substantially in the form of Exhibit D hereto (the "Non-Compete Agreement").

              8.4     The Promissory Note.

              8.5 Transition Agreement between Buyer and Seller substantially in the form of Exhibit E hereto (the "Transition Agreement") relating to (a) use of the space currently occupied by the Business, (b) use of the systems, if any, currently shared by Seller and its affiliates, and (c) the relationship between Buyer and affiliates of Seller regarding resale of certain software products manufactured or represented by affiliates of Seller.

              8.6 Guaranty by Stephen M. Krenz of the Promissory Note, substantially in the form of Exhibit F hereto.

         9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth in the disclosure schedule accompanying this Agreement and signed by the parties (the "Disclosure Schedule"):

              9.1 Corporate Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power to carry on the Business as it is now and has since it organization been conducted and to own, lease or operate the Assets. True and correct copies of the Articles of Incorporation and By-Laws of Seller have been provided to Buyer. Seller does not own, directly or indirectly, the capital stock of any class of any other corporation, nor is Seller a party to any partnership or joint venture related to the Assets or the Business.

              9.2 Corporate Power. Seller has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

              9.3 Conflicting Agreements, Governmental Consents. The execution and delivery of this Agreement and all of the other agreements and instruments to be executed and delivered by Seller in connection with this Agreement, the consummation of the transactions contemplated hereby, and the performance or observance by Seller of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any lien on any of the Assets pursuant to, the Articles of Incorporation or By-Laws of Seller, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Seller or the Assets is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

              9.4 Restrictive Covenants. Seller is not a party to nor are the Assets bound or affected by any agreement or document containing any covenant limiting the freedom of Seller to compete in any line of business or which materially or adversely affects the business practices, operations or conditions of the Business or the continued operation of the Business after the Closing Date on substantially the same basis and on substantially the same terms and conditions as the Business is presently carried on.

              9.5 Entire Business. All of the Assets and operations of the Business are comprised within and owned or leased by Seller.

              9.6 Corporate Authority. The execution and delivery of this Agreement and all of the other agreements and instruments to be executed and delivered by Seller, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action. This Agreement and all other agreements and instruments required hereby to be executed and delivered by Seller are, or when delivered will be, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms.

              9.7 Actions, Suits, Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against Seller or any of Seller's property in any court or before any federal, state, municipal or other governmental agency or before any other private or public tribunal or quasi-tribunal which, (a) if decided adversely to Seller, would have an adverse effect upon the Business or Assets, (b) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, or (c) in any way call into question the validity of this Agreement or the other agreements and instruments to be executed and delivered by Seller; nor is Seller in default with respect to any order of any court or governmental agency entered against it in respect of the Business or Assets. Seller has received no notice, formally or otherwise, of any judgments, orders, decrees, stipulations, settlement agreements, liens or injunctions, relating in any way to the Assets, which have not been wholly and completely settled, complied with and discharged.

              9.8 No Violations. Seller is not in violation of any applicable law, rule or regulation relating to the Business or Assets. There are no requests, claims, notices, investigations, demands, administrative proceedings, hearings or other governmental claims against Seller alleging the existence of any such violation. Seller has provided to Buyer copies of all written field inspection reports in its possession submitted to Seller by governmental authorities since its organization.

              9.9 Labor Matters. There are no existing labor disputes or disturbances which adversely affect the Business or the future prospects of the Business. There are no existing employment agreements or collective bargaining agreements between Seller and any of its employees engaged in operation of the Business or any collective bargaining unit representing any such employees except as set forth on SCHEDULE 9.9 hereto. No petition has been filed or is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of Seller's employees by a labor organization. To the best knowledge of Seller without independent inquiry or investigation, there is no present solicitation or campaign by any labor organization or employee for the representation of Seller's employees by a labor organization. Seller is in compliance with all material terms and provisions of its collective bargaining agreements. There are no outstanding material disputes or grievances under its collective bargaining agreements.

              9.10    Title to Personal Property. Except as set forth on
SCHEDULE 9.10 hereto, Seller has good title to all personal property included in the Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances other than Permitted Encumbrances.

              9.11 Condition of Assets. All of the tangible Assets are to be transferred to Buyer in "as-is" condition.

              9.12 Payment Obligations of Customers. The Accounts Receivable reflected on SCHEDULE 1.1(C) shall have arisen from bona fide transactions in the normal course of the operation of the Business, shall constitute valid and binding obligations of the debtors enforceable in accordance with their terms at the amount recorded therefor on the books of Seller (subject to any allowance for doubtful accounts), and not be subject to any discounts.

              9.13    Inventory Contracts, Purchase Orders and Other Contracts.
SCHEDULE 1.1(G) hereto sets forth correctly all contracts, indentures, guarantees, leases, commitments or other agreements relating to the Business to which Seller is a party or by which it is bound with respect to the Business, except Purchase Orders and Inventory Contracts referred to specifically in clauses (e) and (f) of Section 1.1 hereof. Seller and, to the best knowledge of Seller, each other party thereto, have substantially performed all obligations required to be performed by them to date, and are not in default in any material respect, under any of the instruments or agreements described above. The instruments and agreements described above which are to be assigned to Buyer hereunder are each in full force and effect and, except as set forth on SCHEDULE 1.1(G), are assignable to Buyer without the consent of third parties, and Seller has not waived or assigned to any other person any of its rights thereunder.

              9.14 Computer Software. SCHEDULE 1.1(I) hereto correctly describes all Computer Systems owned or leased or used by Seller in the operation of the Business, and such Computer Systems are sufficient to conduct the Business as it has been historically conducted.

              9.15 Licenses and Permits. SCHEDULE 9.15 hereto correctly describes all material licenses and permits granted to or by Seller in connection with the operation of the Business. Seller has all material licenses and permits required by law or otherwise necessary for the proper operation of the Business as it has been historically conducted. All licenses and permits granted to Seller are in full force and effect, and no action to terminate any such license or permit is pending or, to the best knowledge of Seller without independent inquiry or investigation, has been threatened by any governmental agency or other party. Except as disclosed on SCHEDULE 9.15, the consummation of the transactions contemplated by this Agreement will not violate the provisions of, or require Buyer to reapply for, any such license or permit.

              9.16 Financial Information. Seller has delivered to Buyer an unaudited balance sheet of Seller as of December 31, 1997 and income statements for the period then ended (collectively, the "Basic Financial Statements"). Seller will deliver to Buyer the Transition Period Income Statement within twenty (20) days following the Closing Date. The Basic Financial Statements and the Transition Period Income Statement were, or will be, prepared from the books and records of Seller, fairly present, or will fairly present, in all material respects, the financial condition of the Business at such dates and the results of operations for the respective periods then ended or ending and have been, or will be, prepared in accordance with good accounting principles, consistently applied. Since December 31, 1997, there has not been:

(a) any material adverse change in the financial condition, the Assets, the Business or the liabilities of Seller;

(b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Assets;

(c) any sale or transfer of any of the assets used in or useful to the Business, except in the ordinary course of business; or

(d) any transaction affecting the Business or the Assets entered into by Seller other than in the ordinary course of business, except this Agreement.

              9.17 Taxes. All taxes, including, without limitation, income, profits, franchise, sales, use, property, excise, payroll, added value, employees' income withholding and social security taxes, and other taxes and assessments, imposed by the United States or by any foreign country or any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding and other taxes have been duly made. Seller has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Seller's federal income tax returns have never been audited by the Internal Revenue Service and, except as set forth on SCHEDULE 9.17, there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax, has paid all federal, state and local income. No claims for additional taxes have been asserted against Seller and no audits are pending with respect to any tax liabilities of Seller.

              9.18 Capital Projects. No construction or other capital projects are in progress, have been contracted for or, to the knowledge of Seller, are required by applicable law or regulation in connection with the operation of the Business. All completed construction and other capital projects are reflected in the Basic Financial Statements.

              9.19 Insurance. Seller maintains property and casualty insurance on all tangible Assets on a replacement value basis and product liability insurance with respect to the Business as described generally on
SCHEDULE 9.19 hereto. All policies providing such insurance are in full force and effect and Seller has not received any notice of impending cancellation or nonrenewal thereof.

              9.20 Brokers and Finders. Seller has not retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this Agreement.

              9.21 Full Disclosure. No representation or warranty by Seller contained herein, nor any statements or certificates furnished or to be furnished by Seller to Buyer or its representatives contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the representations and warranties herein or therein contained not misleading.

         10. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

              10.1 Organization. Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Minnesota and has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

              10.2 Conflicting Agreements, Governmental Consents. The execution and delivery of this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer, the consummation of the transactions contemplated hereby or thereby, and the performance or observance by Buyer of any of the terms or conditions hereof or thereof, will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of Buyer, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Buyer is subject, or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

              10.3 Corporate Authority. The execution and delivery of this Agreement and all of the other agreements and instruments to be executed and delivered by Buyer, and the consummation of transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action. This Agreement and all other instruments required hereby to be executed and delivered by Buyer are, or when delivered will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

              10.4 Brokers and Finders. Buyer has not retained any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

         11. CONDITIONS TO OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

              11.1 Representations and Warranties. All of the representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date.

              11.2 No Adverse Change. There shall have occurred no material adverse change in the Assets as a whole or the Business since December 31, 1997, nor shall there have occurred any material damage, loss, destruction or condemnation of Assets. Notwithstanding the aforementioned, between December 31, 1997 and the Closing Date, Seller shall not have incurred any material obligations of any kind, nor entered into any contracts or agreements, related to or arising out of the Business, except as have been incurred in the ordinary course of the Business consistent with the historical operation of the Business.

              11.3 Observance and Performance. Seller shall have observed and performed all covenants and agreements required by this Agreement to be observed or performed by Seller on or prior to the Closing Date.

              11.4 Officer's Certificate. Seller shall have delivered to Buyer a certificate of a responsible officer of Seller, dated the Closing Date, to the effects set forth in Sections 11.1, 11.2 and 11.3 above.

              11.5 Verification of Operating Results. Buyer shall have been afforded the opportunity to review the invoices, purchase documents relating to the cost of goods sold, production expenses and sales expenses of Seller related to the Business in order to determine the results of operations of the Business, and shall have concluded that such results of operations are consistent in all material respects with the results of operations for such periods heretofore disclosed by Seller to Buyer.

              11.6 Searches. No Uniform Commercial Code searches or federal, state or local tax lien or judgment searches obtained by Buyer against Seller shall disclose any liens or security interests against the Assets other than Permitted Encumbrances.

              11.7 Consents of Third Parties. Buyer shall have received duly executed copies of any consents necessary to permit consummation of the transactions hereof, including but not limited to the assignment of the Other Contracts described in SCHEDULE 1.1(G) hereto without breach thereof.

              11.8 Regulatory Approvals. Buyer shall have received from Seller all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale contemplated by this Agreement.

              11.9 Copies of Documents. Buyer shall have received accurate and complete copies of all documents and instruments listed in any of the exhibits or schedules to this Agreement (and of any amendments, waivers or similar supplementary materials related thereto).

              11.10 No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

              11.11 Other Agreements. Buyer shall have received signed copies of all of the agreements required by Section 8 hereof.

              11.12 Closing Documents. Buyer shall have received such bills of sale, a non-disturbance agreement from any lender of record, assignments and other documents of transfer reasonably required to transfer to Buyer the interests of Seller in the Assets consistent with the terms of this Agreement.

              11.13 Due Diligence. Buyer shall not have discovered any fact or condition in the performance of its due diligence which Buyer believes materially effects the amount, composition or quality of the Assets or the Business.

         12. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction prior to or at the Closing of the following conditions:

              12.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date, as if made on the Closing Date.

              12.2 Observance and Performance. Buyer shall have observed and performed all Covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to or at the Closing Date.

              12.3 Officer's Certificate. Buyer shall have delivered to Seller a certificate of a responsible officer of Buyer dated the Closing Date to the effects set forth in Sections 12.1 and 12.2 above.

              12.4 Regulatory Approvals. Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale contemplated by this Agreement.

              12.5 Delivery of Consideration. Buyer shall have fulfilled its obligations to deliver the consideration as set forth in Section 2.3 hereof.

              12.6 Other Agreements. Seller shall have received signed copies of all of the agreements required by Section 8 hereof.

              12.7 No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

         13. OPERATION OF BUSINESS PRIOR TO CLOSING. Seller agrees that, except with Buyer's prior written consent, from the date hereof to the Closing:

              13.1 Maintenance of Business. Seller will use its best efforts to preserve intact the business organization of the Business, keep available the services of key employees on terms no less favorable to Seller than those on which such officers and employees are presently employed, and preserve for Buyer the good will of suppliers, customers and others having business relationships with the Business. Seller will maintain its books and records during such period in a manner consistent with past practice.

              13.2 Employees. Seller will not hire any new employees for the Business, or effect any increase in compensation or employee benefits for its employees engaged in operating the Business.

              13.3 No Disposition of Assets. Seller will not sell, transfer, dispose of or abandon any portion of the Assets, except in the ordinary course of business and consistent with past practice.

              13.4 No Additional Liens. Seller will not permit any of the Assets to become subject to any mortgage, lien, charge, or encumbrance, other than Permitted Encumbrances.

              13.5 No Modification of Agreements. Seller will not modify or amend any material contract, lease, commitment or agreement to be assigned to or assumed by Buyer hereunder, or waive or assign to any third party any of its rights under any such contract, lease, commitment or agreement.

              13.6 Maintenance of Tangible Assets. Seller will maintain all tangible Assets in good order and repair, ordinary wear and tear excepted.

              13.7 Maintenance of Intangible Assets. Seller will maintain and protect to the full extent allowed by law, all intangible Assets including but not limited to the Intellectual Property.

              13.8 No Extraordinary Agreements. Seller will not enter into any contract or agreement which relates to the Business or Assets and which contains terms or conditions inconsistent with past business practices of Seller or the continued operation of the Business as a going concern.

              13.9 Maintenance of Insurance. Seller will continue to carry all existing policies of insurance relating to the Assets, or will effect renewals or replacements thereof in substantially the same form and amount, and providing substantially the same coverage, as such existing policies.

              13.10 Ordinary Operations. Without limiting the generality of the foregoing, Seller will in all other respects operate the Business in the ordinary course.

         14.  INSPECTION RIGHTS.

              14.1 Pre-Closing Inspection Rights. Seller will permit employees and agents of Buyer during normal business hours and on reasonable prior notice to Seller to inspect the Assets and to inspect all contracts, agreements, other documents and records reflecting or reasonably relating to the Assets or the Business. Buyer will comply with all reasonable requests by Seller to limit Buyer's exposure to employees and customers. All information and records obtained by Buyer pursuant to this Section shall be maintained as confidential and shall not be disclosed to any third party without the consent of Seller except in response to legal process or to the extent required to comply with applicable law. Buyer shall not be obligated to maintain as confidential any information obtained from Seller which is publicly available, readily ascertainable from public sources, known to Buyer at the time the information was disclosed or which is rightfully obtained f rom a third party. The obligations of confidentiality arising under this Section shall survive the termination or abandonment of this Agreement.

              14.2 Post-Closing Inspection Rights. Buyer agrees that all books and records delivered to Buyer by Seller pursuant to the provisions of this Agreement shall be open for inspection by representatives of Seller at any time during regular business hours on or prior to the first anniversary of the Closing, and that Seller may during such period at its expense make such excerpts therefrom as it may deem desirable. Seller agrees that such documents and materials retained by Seller and that are related to the Assets or Business shall be open for inspection by representatives of Buyer at any time during regular business hours on or prior to the first anniversary of the Closing and that Buyer may during such period at its expense make such excerpts therefrom as it may deem desirable. Thereafter, each party shall offer an opportunity to copy any such documents and materials prior to the destruction thereof.

         15.  TAXES, FEES AND OTHER EXPENSES.

              15.1 Taxes and Fees. Seller shall be responsible for and shall pay all sales, transfer or similar taxes or governmental charges, if any, and all deed taxes and recording fees with respect to the sale and purchase of the Assets, whether levied against the Assets, Seller or Buyer.

              15.2 Expenses. Each party shall pay all of the costs and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, including, without limitation, its attorneys' fees, accountants' fees and investment banking, appraisal and brokerage fees.

         16.  INDEMNIFICATION BY SELLER.

              16.1 Generally. Seller shall indemnify, defend and hold harmless Buyer and its respective directors, officers, employers, agents, consultants, representatives, successors, transferees and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all claims, losses, damages, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

(a) any breach of any representation or warranty made by Seller in this Agreement or any instrument contemplated by this Agreement;

(b) the breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other instrument contemplated by this Agreement;

(c) any misrepresentation or omission contained in any statement or certificate furnished by Seller pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

(d)      any claim of any broker, finder or investment banker engaged by Seller;

(e) any and all liabilities and obligations of Seller except to the extent specifically assumed and agreed to be paid by Buyer pursuant to Section
         2.3 hereof and any and all liabilities and obligations arising from ownership of the Assets, operation of the Business and incidents and occurrences on or prior to the Closing Date, whether or not reflected in Seller's books and records and whether or not manifest on or before the Closing Date;

(f) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of Seller under this Agreement; and

(g) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

              16.2 Deductible. No claim for indemnification under this Section shall be made by Buyer unless and until the aggregate amount of such claims shall exceed Ten Thousand Dollars ($10,000) (the "Threshold Amount"), and in such event, Buyer shall be entitled to all amounts in excess of, but not including, the Threshold Amount.

              16.3 Limitations on Seller's Indemnification Obligations. Seller's obligations to indemnify Buyer under this Section to the extent based on any misrepresentation or breach of warranty shall terminate on the second
(2nd) anniversary of the Closing Date, except (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, (b) for any claim based on any untruth or inaccuracy of a representation made in Section
9.17 hereof, and (c) that with respect to any pending claim for indemnity hereunder which shall have been made prior to such second (2nd) anniversary, the right to indemnify shall not terminate until the final determination and satisfaction of such claim.

              16.4 Procedures. In the event any demands or claims are asserted against an Indemnified Party or any actions, suits or proceedings are commenced against an Indemnified Party for which Seller is obligated to indemnify an Indemnified Party under this Section, then the Indemnified Party shall give timely notice thereof to Seller in order to permit Seller the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Seller's interests are not materially prejudiced. Within 10 business days after such notice, Seller shall assume the defense thereof with counsel chosen by Seller or its insurer and reasonably acceptable to the Indemnified Party. Seller shall not be liable for any costs or expenses incurred by an Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Seller is obligated to indemnify the Indemnified Party under this Section, provided that Seller shall have assumed the defense thereof in accordance with this Section. The Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Seller does not assume the defense of any such claim or litigation resulting therefrom,
(a) an Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Seller on such terms as such Indemnified Party may deem appropriate, and (b) Seller shall be entitled to participate in (but not control) the defense of such action, with its own counsel and at its own expense.

              16.5 Settlement and Compromise. Seller shall not settle or compromise any demands, claims, actions, suits or proceedings for which an Indemnified Party has sought indemnification from Seller unless it shall have given the Indemnified Party not less than fifteen (15) days prior written notice of the proposed settlement or compromise and afforded the Indemnified Party an opportunity to consult with Seller regarding the proposed settlement or compromise.

              16.6 Manner of Indemnification. All indemnification by Seller shall be effected by the payment of cash, delivery of a certified or official bank check or, at the request of Seller, Buyer shall offset such indemnification obligation against its obligations under the Promissory Note to the extent of Buyer's obligations remaining thereunder. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price. Prior to making any such offset, Buyer shall first provide Seller with a written notice of intent to offset ("Notice of Offset") and if such claim for indemnification is disputed by Seller, then Seller shall give Buyer written notice of such dispute within 15 days of receipt of the Notice of Offset from Buyer. If such claim for indemnification is disputed by Seller, then Buyer shall place any payments then due into a segregated account pending resolution of the claim.

              16.7 Non-Waiver, Non-Exclusive Remedy. Failure of the Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect any of Seller's obligations with respect thereto except to the extent that Seller can demonstrate actual loss and prejudice as a result of such failure. The indemnification provisions contained in this Section are in addition to, and not in derogation of, any statutory, common law or equitable rights or remedies any party may have for breach of any representation, warranty, covenant or agreement.

         17.  INDEMNIFICATION BY BUYER

              17.1 Generally. Buyer shall indemnify, defend and hold harmless Seller and each of its directors, officers, employers, agents, consultants, representatives, successors, transferees and assigns (individually an "Indemnified Party"; and collectively the "Indemnified Parties"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all claims, losses, damages, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

(a) any breach of any representation or warranty made by Buyer in this Agreement or any instrument contemplated by this Agreement;

(b) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other instrument contemplated by this Agreement;

(c) any misrepresentation or omission contained in any statement or certificate furnished by Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

(d) the liabilities and obligations of Seller specifically assumed and agreed to be paid by Buyer pursuant to Section 2.3 hereof and any and all liabilities and obligations arising from ownership of the Assets, operation of the Business and incidents and occurrences after the Closing Date;

(e) any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement; and





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



(f) Any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

              17.2 Limitations on Buyer's Indemnification Obligations. Buyer's obligations to indemnify Seller under this Section to the extent based on any misrepresentation or breach of warranty shall terminate on the second
(2nd) anniversary of the Closing Date, except (a) for any claim based on the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) that with respect to any pending claim for indemnity hereunder which shall have been made prior to such second (2nd) anniversary, the right to indemnify shall not terminate until the final determination and satisfaction of such claim.

              17.3 Procedures. In the event any demands or claims are asserted against Seller or any actions, suits or proceedings are commenced against Seller for which Buyer is obligated to indemnify Seller under this Section, then Seller shall give timely notice thereof to Buyer in order to permit Buyer the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Buyer's interest is not materially prejudiced. Within ten (10) business days after such notice, Buyer shall assume the defense thereof with counsel chosen by Buyer and reasonably acceptable to Seller. Buyer shall not be liable for any costs or expenses incurred by Seller in connection with any demand, claim, action, suit or proceeding for which Buyer is obligated to indemnify Seller under this Section, provided that Buyer shall have assumed the defense hereof in accordance with this Section. Seller shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If Buyer does not assume the defense of any such claim or litigation resulting therefrom, (a) Seller may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Buyer on such terms as Seller may deem appropriate, and (b) Buyer shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at its own expense.

              17.4 Settlement and Compromise. Buyer shall not settle or compromise any demands, claims, actions, suits or proceedings for which Seller has sought indemnification from Buyer unless it shall have given Seller not less than fifteen (15) days prior written notice of the proposed settlement or compromise and afforded Seller an opportunity to consult with Buyer regarding the proposed settlement or compromise.

         18. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing Date:

              18.1    Mutual Consent. By mutual consent of Buyer and Seller.

              18.2 Breach of Agreement. By Buyer giving written notice to Seller if Seller is in breach, or by Seller giving written notice to Buyer if Buyer is in breach, in any material respect of any representation, warranty or covenant contained in this Agreement.





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



              18.3 Results of Due Diligence. By Buyer giving written notice to Seller on or before March __, 1998 (seven (7) days after signing of this Agreement) if Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding Seller.

              18.4 Government Action. By Buyer or Seller if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

         19. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns, and no person, firm or corporation other than the parties, their successors and assigns, shall acquire or have any rights under or by virtue of this Agreement.

         20. COVENANT OF FURTHER ASSURANCES. From time to time after the Closing, at the request of any party hereto and without further consideration, the other parties hereto will execute and deliver such other instruments and take such other actions as the requesting party may reasonably require to effectuate the transactions contemplated by this Agreement, including but not limited to the transfer of the Assets to and vesting of title to the Assets in Buyer and putting Buyer in possession of the Assets. In the event that it shall be necessary for Seller to qualify to do business as a foreign corporation in any state after the Closing in order for Buyer to enforce any material claim, Seller shall so qualify promptly upon written request of Buyer.

         21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein, and all other written representations and warranties of Buyer and Seller contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the second (2nd) anniversary of the Closing Date, notwithstanding any investigation or examination at any time made by or on behalf of any party; provided, that the foregoing shall not bar the parties hereto, and their respective successors and assigns, from asserting at any time thereafter any cause of action based on (a) the untruth or inaccuracy of any representation or warranty made herein or in any statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and (b) any untruth or inaccuracy of a representation made in Section 9.17 hereof; and provided further, that no representation or warranty, the alleged untruth or inaccuracy of which is the subject of a cause of action made prior to such second (2nd) anniversary shall terminate until the final determination and satisfaction of such cause of action.

         22. OBLIGATIONS OF GUARANTOR. Guarantor hereby agrees that it will be liable to Seller for the performance of Buyer's obligations under this Agreement.





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



         23. PUBLIC ANNOUNCEMENT. Any and all public announcements of any kind or nature whatsoever concerning the transactions contemplated hereby made before, on or after the Closing Date, shall require the joint approval of Buyer and Seller, provided that either Buyer or Seller shall nevertheless be permitted to issue any press release or report required by applicable law or stock exchange rules.

         24. ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached to this Agreement, constitutes the entire agreement and understanding between Seller and Buyer with respect to the sale and purchase of the Assets and the other transactions contemplated by this Agreement. All prior representations, understandings and agreements between the parties with respect to the purchase and sale of the Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

         25. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived by a writing signed by the party against which enforcement of the amendment or waiver is sought.

         26. CHOICE OF LAW. This Agreement shall be construed and interpreted IN accordance with the laws of the State of Minnesota, without regard to its choice of law provisions, as though all acts and omissions related to this Agreement occurred in the State of Minnesota.

         27. SEVERABILITY. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

         28. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original.

         29. FACSIMILE EXECUTION. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.

         30. INTERPRETATION. All references herein to Articles and Sections refer to Articles and Sections of this Agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         31. NOTICES. All notices given pursuant to this Agreement shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):





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


                  If to Seller:        IntraNet Distribution Group, Inc.
                                       9625 W. 76th Street, Suite 150
                                       Eden Prairie, MN 55343
                                       Attention: Chief Executive Officer

                  with a copy to:      Maslon Edelman Borman & Brand, LLP
                                       90 South 7th Street
                                       3300 Norwest Center
                                       Minneapolis, MN 55402
                                       Attention:   William M. Mower, Esq.

                  If to Buyer          Midwest Graphics & Response Systems, Inc.
                  or Guarantor:        11400 K-Tel Drive
                                       Minnetonka, MN 55343
                                       Attention: Michael Vikesland

                  with a copy to:      Murnane Conlin White & Brandt, P.A.
                                       1800 Piper Jaffray Plaza
                                       444 Cedar Street
                                       St. Paul, MN 55101
                                       Attention: John E. Brandt, Esq.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.

BUYER:                                   MIDWEST GRAPHICS & RESPONSE
                                              SYSTEMS, INC.


                                         By  /s/ Stephen M. Krenz
                                           -------------------------
                                           President and Chief Executive Officer


GUARANTOR:
                                             /s/ Stephen M. Krenz
                                           -------------------------
                                           Stephen M. Krenz


SELLER:                                  INTRANET DISTRIBUTION GROUP, INC.


                                         By  /s/ Jeffrey J. Sjobeck
                                           -------------------------
                                           Chief Financial Officer






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